Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Partners of

TE Products Pipeline Company, Limited Partnership:

We consent to the incorporation by reference in the registration statement (No. 333-110207) on Form S-3 of TE Products Pipeline Company, Limited Partnership, of our report dated February 28, 2006, with respect to the consolidated balance sheets of TE Products Pipeline Company, Limited Partnership as of December 31, 2005 and 2004, and the related consolidated statements of income, partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2005.

Our report dated February 28, 2006, with respect to the consolidated balance sheets of TE Products Pipeline Company, Limited Partnership as of December 31, 2005 and 2004 and the related consolidated statements of income, partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2005, contains a separate paragraph that states that as discussed in Note 19 to the consolidated financial statements, the Partnership has restated its consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, partners’ capital and cash flows for the years ended December 31, 2004 and 2003.

KPMG LLP

Houston, Texas
February 28, 2006